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                                                                     Exhibit 2

===============================================================================

                       TENDER, VOTING AND OPTION AGREEMENT

                                  by and among

                                 ALAN M. MECKLER

                            MECKLERMEDIA CORPORATION

                               PENTON MEDIA, INC.

                                       and

                           INTERNET WORLD MEDIA, INC.

                                   dated as of

                                 October 7, 1998

================================================================================


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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               -----
                                    ARTICLE I

         Section 1.        Certain Definitions....................................................................1
         Section 2.        Representations and Warranties of the Stockholder......................................1
         Section 3.        Representations and Warranties of the Company..........................................3
         Section 4.        Representations and Warranties of Parent and Purchaser.................................4

                                   ARTICLE II

         Section 5.        Transfer of the Shares.................................................................5
         Section 6.        Adjustments............................................................................6
         Section 7.        Tender of Shares.......................................................................6
         Section 8.        Voting Agreement.......................................................................6
         Section 9.        No Solicitation........................................................................7

                                   ARTICLE IV

         Section 10.       Grant of Option........................................................................7
         Section 11.       Exercise of Option.....................................................................7
         Section 12.       Termination of Option..................................................................8
         Section 13.       Conditions to Closing..................................................................9
         Section 14.       Closing................................................................................9
         Section 15.       Registration Rights....................................................................9

                                    ARTICLE V

         Section 16.       Profit Sharing with Parent............................................................11
         Section 17.       Profit Sharing with Stockholder.......................................................12

                                   ARTICLE VI

         Section 18.       Termination...........................................................................13
         Section 19.       Expenses..............................................................................13
         Section 20.       Further Assurances....................................................................13
         Section 21.       Publicity.............................................................................13
         Section 22.       Enforcement of the Agreement..........................................................13
         Section 23.       Miscellaneous.........................................................................14

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                             TABLE OF DEFINED TERMS

                                                                                                               PAGE
                                                                                                               ----
Agreement.........................................................................................................1
Business Combination.............................................................................................12
Closing...........................................................................................................8
Common Stock......................................................................................................1
Company...........................................................................................................1
Company Option Price.............................................................................................10
Exchange Act......................................................................................................1
Exercise Notice...................................................................................................8
Exercise Price....................................................................................................7
Fair Market Value ...............................................................................................10
HSR Act...........................................................................................................3
Lien..............................................................................................................2
Manager...........................................................................................................9
Merger............................................................................................................1
Merger Agreement..................................................................................................1
Option Price.....................................................................................................10
Options...........................................................................................................1
Parent............................................................................................................1
Parent Option.....................................................................................................7
Parent Owned Shares...............................................................................................9
Parent Subsequent Price..........................................................................................13
Permitted Offering................................................................................................9
Purchaser.........................................................................................................1
Registrable Securities............................................................................................9
Registration Notice...............................................................................................9
Securities Act....................................................................................................5
Shares............................................................................................................1
Stockholder.......................................................................................................1
Stockholder Option Price.........................................................................................10
Subsequent Price.................................................................................................12
Subsequent Transaction...........................................................................................12
Third Party Subsequent Price.....................................................................................12
Third Party Subsequent Transaction...............................................................................12
Threshold Price..................................................................................................12
Trigger Event.....................................................................................................8

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                  TENDER, VOTING AND OPTION AGREEMENT, dated as of October 7,
1998 (this "Agreement"), by and among Penton Media, Inc., a Delaware corporation ("Parent"), Internet World Media, Inc., a Delaware corporation ("Purchaser"), Alan M. Meckler (the "Stockholder") and Mecklermedia Corporation, a Delaware corporation (the "Company").

                  WHEREAS, the Stockholder is the beneficial owner of 2,381,120 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company, and holds stock options (the "Options") to acquire an aggregate of 271,000 shares of Common Stock granted pursuant to the Company's 1993 Stock Option Plan and the Company's 1995 Stock Option Plan; and

                  WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Purchaser will merge (the "Merger") with and into the Company and each issued and outstanding share of Common Stock will be converted into the right to receive $29.00 in cash; and

                  WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested that the Stockholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                  Section 1. CERTAIN DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

                  Section 2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing Date, as follows:

                          (a)      The Stockholder is the beneficial owner
(as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) of, and has good title to, all of the Shares, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (each, a "Lien") (including any restriction on the right to vote, sell or otherwise dispose of the Shares), except as set forth in this Agreement.

                  (b) Other than the Options and the Warrant, the Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by the Stockholder (excluding any securities beneficially owned by any of his affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which he does not have voting or investment power).

                  (c) Except for the Shares, the Options and the Warrant, the Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote or acquire any securities of the Company. The Stockholder holds exclusive power to vote the Shares and has not granted a proxy to any other Person to vote the Shares, subject to the limitations set forth in this Agreement.

                  (d) This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (e) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of his obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Shares under, (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or by which the Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Stockholder of the transactions contemplated hereby.

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                  (f) To the knowledge of the Stockholder, neither the execution and delivery of this Agreement nor the performance by the Stockholder of his obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

                  (g) All agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company or any of its Subsidiaries, on the one hand, and the Stockholder or any of its affiliates (other than the Company or any of its Subsidiaries), on the other hand, are or have been a party or otherwise bound or affected, that (i) are currently pending or in effect or (ii) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to the Company or any of its Subsidiaries taken as a whole, have either been disclosed in the Company SEC Reports or are set forth in Schedule 4.18 of the Disclosure Schedule referred to in the Merger Agreement.

                  (h) Except as set forth in Section 4.10 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company or any of its Subsidiaries.

            Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing Date, as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly executed and delivered by the Company and, and assuming due authorization, in the case of Parent and Purchaser, execution and delivery of this Agreement by the Stockholder, Parent and Purchaser, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to

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equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (c) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) its certificate of incorporation or bylaws, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound or (iii) any judgment, writ, decree, order or ruling applicable to the Company; except in the case of clauses
(ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by the Company of the transactions contemplated hereby.

                  (d) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Company or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                  (e) The Company has taken all necessary corporate or other action (including approval by the Board of Directors of the Company) to render inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby Section 203 of Delaware Law.

            Section 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND
PURCHASER. Parent and Purchaser represent and warrant to the Stockholder, as of the date hereof and as of the Closing Date, as follows:

                  (a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due execution and delivery of this Agreement by the Stockholder, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect,

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affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (c) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificates of incorporation or bylaws, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser; except in the case of clauses (ii) and
(iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Parent or Purchaser of the transactions contemplated hereby.

                  (d) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                  (e) Any Shares acquired upon exercise of the Parent Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Parent Option is not being, acquired by Parent with a view to public distribution thereof in violation of any applicable provisions of the Securities Act of 1933, as amended (the "Securities Act").

                                   ARTICLE II

            Section 5. TRANSFER OF THE SHARES. During the term of this Agreement, except as otherwise provided herein, the Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Shares, (b) acquire any shares of Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 6), including, without limitation, by exercising any of the Options,
(c) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, or (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Common Stock or any other securities of the Company.

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            Section 6. ADJUSTMENTS.

                  (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock or other securities or
(ii) the Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause
(ii), as though they were Shares hereunder.

                  (b) The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of the Common Stock acquired by the Stockholder, if any, after the date hereof.

                                   ARTICLE III

            Section 7. TENDER OF SHARES. The Stockholder will validly tender (or cause the record owner of such shares to validly tender) and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer not later than the fifteenth business day after commencement of the Offer all of the Shares. Upon the purchase of all the Shares by Purchaser pursuant to the Offer in accordance with this Section 7, this Agreement will terminate. In the event, notwithstanding the provisions of the first sentence of this Section 7, any Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. The Stockholder acknowledges that Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

            Section 8. VOTING AGREEMENT. The Stockholder, by this Agreement, does hereby constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his name, place and stead, to vote all the Shares Stockholder beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign his name (as stockholder) to any consent, certificate or other document relating to the Company that laws of the State of Delaware may require or permit) (x) in favor of approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and (y) against (a) any Acquisition Transaction, (b) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement and (c) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a

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merger, consolidation or other business combination involving the Company or its
Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and the Stockholder declares that it is irrevocable. The Stockholder hereby revokes all and any other proxies with respect to the Shares that he may have heretofore made or granted. For Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder shall use his best efforts to cause any record owner of such Shares to grant to Parent a proxy to the same effect as that contained herein.

            Section 9. NO SOLICITATION. The Stockholder will not, directly or indirectly, through any agent, financial advisor, attorney, accountant or other representative or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, an Acquisition Transaction or (ii) participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek an Acquisition Transaction. The Stockholder shall immediately advise Parent in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Transaction.

                                   ARTICLE IV

            Section 10. GRANT OF OPTION. The Stockholder hereby grants
Parent an irrevocable option (the "Parent Option") to purchase for cash, in a manner set forth below, any or all of the Shares beneficially owned by the Stockholder at a price (the "Exercise Price") per Share equal to the Per Share Amount. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Per Share Amount will be appropriately adjusted for the purpose of this Section 10.

            Section 11. EXERCISE OF OPTION.

                  (a) Subject to the conditions set forth in Section 13 hereof, the Parent Option may be exercised by Parent, in whole or in part, at any time or from time to time after the occurrence of any Trigger Event (as defined below). The Company and the Stockholder shall notify Parent promptly in writing of the occurrence of any Trigger Event, it being understood that

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the giving of such notice by the Company or the Stockholder is not a condition to the right of Parent to exercise the Option. In the event Parent wishes to exercise the Option, Parent shall deliver to the Stockholder a written notice (an "Exercise Notice") specifying the total number of Shares it wishes to purchase. Each closing of a purchase of Shares (a "Closing") will occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

                  (b) A "Trigger Event" means any one of the following: (a) the Merger Agreement becomes terminable under circumstances that could entitle Parent to termination fees under Section 8.2(b)(i)(B) or Section 8.2(b)(ii) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated and whether such fees are then actually payable), (b) the Offer is consummated but, due to the failure of the Stockholder to validly tender and not withdraw, the Purchaser has not accepted for payment or paid for all of the Shares, (c) a tender or exchange offer for some or all of the shares of Company Common Stock shall have been publicly proposed to be made or shall have been made by another person, or (d) it shall have been publicly disclosed or Parent or Purchaser shall have otherwise learned that (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent or Purchaser) shall have acquired or proposed to acquire beneficial ownership of more than 25% of any class or series of capital stock of the Company (including the Common Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 25% of any class or series of capital stock of the Company other than acquisitions for bona fide arbitrage purposes only and other than as disclosed in a Schedule 13D or 13G on file with the SEC on September 1, 1998, (ii) any such person or group which, prior to September 1, 1998, had filed such a Schedule with the SEC shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, constituting 5% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Common Stock) constituting 5% or more of any such class or series, (iii) any person (other than Parent or Purchaser) shall have filed a Notification and Report Form under the HSR Act, or made a public announcement reflecting an intent to acquire the Company or any assets or securities of the Company; or (iv) any person or group (other than Parent and Purchaser) shall have entered into or offered to enter into a definitive agreement or an agreement in principle with respect to a merger, consolidation or other business combination with the Company.

            Section 12. TERMINATION OF OPTION. The Parent Option will terminate (a) if this Agreement terminates pursuant to Section 7 or (b) upon the earliest of: (i) the Effective Time; (ii) termination of the Merger Agreement other than upon or during the continuance of a Trigger Event; or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the Parent Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10

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

business days after such impediment to exercise has been removed or has become final and not subject to appeal). Upon the giving by Parent to the Stockholder of the Exercise Notice and the tender of the aggregate Exercise Price, Parent will be deemed to be the holder of record of the Shares transferrable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Shares have not been actually delivered to Parent.

            Section 13. CONDITIONS TO CLOSING. The obligation of the Stockholder to sell the Shares to Parent hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act, applicable to the sale of the Shares or the acquisition of the Shares by Parent hereunder have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or other governmental body or authority, if any, required in connection with sale of the Shares or the acquisition of the Shares by Parent hereunder have been obtained or made; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale or acquisition is in effect.

            Section 14. CLOSING. At any Closing, (a) the Stockholder will deliver to Parent or its designee a certificate or certificates in definitive form representing the number of the Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent or its designee and (b) Parent will deliver to the Stockholder the aggregate Exercise Price for the Shares so designated and being purchased by wire transfer of immediately available funds. The Stockholder will pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 14 in the name of Parent or its designee.

            Section 15. REGISTRATION RIGHTS.

                  (a) (i) Following termination of the Merger Agreement, Parent may by written notice (the "Registration Notice") to the Company, which Registration Notice the Parent shall concurrently send to the Stockholder, request the Company to register under the Securities Act all or any part of the shares of Common Stock acquired under the Parent Option (the "Parent Owned Shares" and such Parent Owned Shares requested to be registered for sale, the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which Parent and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule l3d-5 under the Exchange Act)) and its affiliates from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock on a fully diluted basis (a "Permitted Offering"). The Registration Notice will include a certificate executed by Parent and its proposed managing underwriter, which underwriter will be an investment banking firm of nationally recognized standing (the "Manager"), stating that

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     (A) they have a good faith intention to commence promptly a
     Permitted Offering and (B) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

                  (ii) Upon receipt of the Registration Notice, the Stockholder will have the option exercisable by written notice delivered to Parent and the Company within nine business days after receipt of the Registration Notice, irrevocably to agree to purchase for cash at a price (the "Stockholder Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Stockholder and (ii) the then Fair Market Value of such shares all or any part of the Registrable Securities proposed to be so sold .

                  (iii) Upon receipt of the Registration Notice, the Company (and/or any person designated by the Company) will have the option exercisable by written notice delivered to Parent within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase for cash at a price (the "Company Option Price" and, together with the Stockholder Option Price, the "Option Price") equal to the product of
     (i) the number of Registrable Securities to be so purchased by the Company and (ii) the then Fair Market Value of such shares all or any part of the Registrable Securities proposed to be so sold and not purchased by the Stockholder pursuant to clause (ii) above.

                  (iv) Any such purchase of Registrable Securities by the Stockholder or the Company (or its designee) hereunder will take place at a closing to be held at the principal executive offices of the Company or at the offices of its counsel at any reasonable date and time designated by the Stockholder, the Company and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds. As used herein, "Fair Market Value" means the average of the daily closing sales price for such share during the ten trading days prior to the fifth trading day preceding the date such Fair Market Value is to be determined.

                  (b) If the Stockholder and the Company, collectively, do not elect to exercise their respective options pursuant to Section 15(a) with respect to all Registrable Securities, the Company shall use commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) Parent will be entitled to no more than an aggregate of two effective registration statements hereunder and (ii) the Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause
(A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Company is in possession of material non-public information that it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of outside counsel to the Company, such information would have to be disclosed if a registration statement were filed at that time; (B) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Company determines, in its reasonable judgment, that such registration would interfere with any proposed financing, acquisition or other material transaction involving the Company or any of its affiliates. The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 15 to be qualified for sale under the securities or Blue-Sky laws of such jurisdictions and Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Company will not be required to qualify to do business in, or to consent to general service of process in, any jurisdiction by reason of this provision.

                  (c) The registration rights set forth in this Section 15 are subject to the condition that Parent shall provide the Company with such information with respect to Parent's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Company, is necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  (d) A registration effected under this Section 15 will be effected at the Company 's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Parent (which will be paid by Parent), and the Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with unwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering and (iii) to take all further actions that will be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

                  (e) The Company will be entitled to include (at its expense) additional shares of Common Stock in a registration effected pursuant to this
Section 15 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

                                    ARTICLE V

            Section 16. PROFIT SHARING WITH PARENT. If (a) the Parent
Option becomes exercisable pursuant to Section 11 hereof, (b) Parent has not exercised the Parent Option for all the Shares, and (c) not later than thirteen months from the date of termination of the Merger

Agreement, (i) the Company consummates a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, the Company (a "Business Combination"), (ii) Stockholder disposes of any or all of his Shares to any person not an affiliate or an associate of Parent or Purchaser or to the Company or any affiliate thereof in connection with a Business Combination or (iii) Stockholder realizes cash proceeds in respect of such Shares as a result of a distribution to the Stockholder by the Company following the sale of a material amount of the Company's assets in connection with a Business Combination (each, a "Subsequent Transaction"), in each case at a per share price or with equivalent per share proceeds (including, in the case of clause (iii), the remaining value of the Shares), as the case may be (the "Subsequent Price"), with a value in excess of the Per Share Amount, then the Stockholder will promptly pay to Parent an amount equal to one-half of the product of (x) the excess of the Subsequent Price over the Per Share Amount and
(y) the greatest number of Shares beneficially owned by the Stockholder between the date hereof and the time a Business Combination is consummated (assuming for this purpose that the Parent Option has not been exercised for any Shares) less the number of Shares, if any, acquired by Parent upon exercise of the Parent Option. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock or other securities, the Per Share Amount will be appropriately adjusted for the purpose of this Section 16.

            Section 17. PROFIT SHARING WITH STOCKHOLDER.

                  (a) If (x) Parent exercises the Parent Option and (y) on or after the earliest date of such exercise and not later than thirteen months from the date of termination of the Merger Agreement, (i) the Company consummates a Business Combination, (ii) Parent disposes of any or all of the Parent Owned Shares to any person not an affiliate or an associate of Parent or Purchaser or to the Company or any affiliate thereof in connection with a Business Combination or (iii) Parent realizes cash proceeds in respect of the Parent Owned Shares as a result of a distribution to Parent by the Company following the sale of a material amount of the Company's assets in connection with a Business Combination (each, a "Third Party Subsequent Transaction"), in each case at a per share price or with equivalent per share proceeds (including, in the case of clause (iii), the remaining value of the Parent Owned Shares), as the case may be (the "Third Party Subsequent Price"), with a value in excess of $31.00 (the "Threshold Price"), then Parent will promptly pay to the Stockholder an amount equal to one-half of the product of (x) the excess of the Third Party Subsequent Price over the Threshold Price and (y) the number of Parent Owned Shares held by Parent at the time a Business Combination is consummated less one-half of any amounts subject to recovery by the Company pursuant to Section 16(b) of the Exchange Act. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing Parent's ownership of the Company's capital stock or other securities, the Threshold Price will be appropriately adjusted for the purpose of this Section 17(a).

                  (b) If (x) Parent exercises the Parent Option granted in
Section 10 and (y) on or after the earliest date of such exercise and not later than thirteen months from the date of termination of the Merger Agreement, Parent, Purchaser or any affiliate or associate of Parent or Purchaser consummates a Business Combination involving the Company at a per share price or with equivalent per share proceeds (the "Parent Subsequent Price") with a value in excess of the Per Share Amount, then Parent will promptly pay to the Stockholder an amount equal to the product of (x) the excess of the Parent Subsequent Price over the Per Share Amount and (y) the number of Parent Owned Shares. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing Parent's ownership of the Company's capital stock or other securities, the Per Share Amount will be appropriately adjusted for the purpose of this Section 17(b).

                                   ARTICLE VI

            Section 18. TERMINATION. This Agreement will terminate (a) upon the purchase of all the Shares pursuant to the Offer in accordance with
Section 7, (b) except for Article IV and Article V hereof, which will only terminate as and when provided therein, (i) on the earlier to occur of (A) the Effective Time or (B) the date the Merger Agreement is terminated in accordance with its terms, or (c) by the mutual consent of the Stockholder, the Board of Directors of the Company and the Board of Directors of Parent.

            Section 19. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Parent and Purchaser, on the one hand, and the Company and the Stockholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

            Section 20. FURTHER ASSURANCES. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

            Section 21. PUBLICITY. Parent, the Company and the Stockholder shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules..

            Section 22. ENFORCEMENT OF THE AGREEMENT. The Stockholder and the Company acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

            Section 23. MISCELLANEOUS.

                  (a) All representations and warranties contained herein will survive for thirteen months after the termination hereof. The covenants and agreements made herein will survive in accordance with their respective terms.

                  (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (c) This Agreement, the Merger Agreement, the iWorld Agreement, the Services Agreement, the Warrant Agreement, the Licensing Agreement, the Consulting Agreement and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

                  (d) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

                  (e) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

                  (f) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company or the Stockholder to:

                           Mecklermedia Corporation
                           20 Ketchum Street
                           Westport, Connecticut  06880
                           Attention:  Alan M. Meckler
                           Telecopier:  203-226-8023

                  With a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019
                           Attention:  William J. Grant, Jr., Esq.
                           Telecopier:  (212) 728-8111

                  If to Parent or Purchaser to:

                           Penton Media, Inc.
                           100 Superior Avenue
                           Cleveland, Ohio 44114
                           Attention:  Chief Executive Officer
                           Telecopier:  216-931-9891

                  with copies to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attention:       Christopher M. Kelly, Esq.
                           Telecopier:      (216) 579-0212

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                  (g) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

                  (h) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this

Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any and all rights and obligations of Parent or Purchaser under this Agreement, provided that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder.

                  (i) If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

                  (j) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                PENTON MEDIA, INC.

                                By:  /S/ THOMAS L. KEMP
                                     --------------------------------------
                                     Name: Thomas L. Kemp
                                     Title:Chief Executive Officer

                                INTERNET WORLD MEDIA, INC.

                                By:  /S/ THOMAS L. KEMP
                                     --------------------------------------
                                     Name:    Thomas L. Kemp
                                     Title:   President

                                MECKLERMEDIA CORPORATION

                                By:  /S/ ALAN M. MECKLER
                                     --------------------------------------
                                     Name:    Alan M. Meckler
                                     Title:   Chief Executive Officer

                                STOCKHOLDER

                                     /S/ ALAN M. MECKLER
                                     --------------------------------------
                                     Alan M. Meckler